CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #11 to the Registration Statement on Form N-1A of the GoodHaven Funds Trust and to the use of our report dated January 25, 2022 on the financial statements and financial highlights of the GoodHaven Fund. Such financial statements and financial highlights appear in the 2021 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 30, 2022